Exhibit 21

Kadant Inc.

Subsidiaries of the Registrant

At March 1, 2007, the Registrant owned the following companies:

Name	State or Jurisdiction of Incorporation	Percent of Ownership
ArcLine Products, Inc.	New York	100
Kadant Black Clawson Inc.	Delaware	100
Kadant Fibergen Inc.	Delaware	100
Fibergen Securities Corporation	Massachusetts	100
Kadant GranTek Inc.	Delaware	100
Kadant Composites LLC	Delaware	100
Kadant International Holdings Inc.	Delaware	100
Kadant Asia Holdings Inc.	Mauritius	100
Kadant Light Machinery (Jining) Co. Ltd.	China	100
Kadant Pulp & Paper Equipment (Yanzhou) Co. Ltd.	China	100
Kadant (Gibraltar) Limited	Gibraltar	100
Kadant International LLC	Delaware	100
Kadant Johnson Inc.	Michigan	100
Kadant International LLC Luxembourg SCS (62.2% owned directly by Kadant (Gibraltar) Limited; 37.7% owned by Kadant Johnson Inc.; and less than 1% owned directly by each of Kadant International Holdings Inc. and Kadant International LLC)	Luxembourg	100
Kadant Luxembourg SarL	Luxembourg	100
Kadant AES Canada Corp.	Nova Scotia, Canada	100
Kadant Cyprus (Canada) Limited	Cyprus	100
Kadant U.K. Holdings Limited	England	100
Fibertek U.K. Limited	England	100
Kadant U.K. Limited	England	100
D.S.T. Pattern Engineering Company Limited	England	100
Vickerys Limited	England	100
Winterburn Limited	England	100
Kadant Mexico LLC	Delaware	100
Kadant AES Mexico, S.A. de C.V.	Mexico	100
Kadant (Cyprus) Limited	Cyprus	100
Kadant Johnson Europe B.V.	Netherlands	100
Kadant Johnson Canada Inc.	Nova Scotia, Canada	100
Kadant Johnson Deustchland GmbH	Germany	100
Kadant Johnson France B.V.	Netherlands	100
Kadant Johnson Scandinavia AB	Sweden	100
Kadant Johnson Schweiz AG	Switzerland	100
Kadant Johnson Systems International Ltd.	England	100
Kadant Johnson Systems International S.r.l.	Italy	100
Kadant Johnson Corporation Nederland B.V.	Netherlands	100
Kadant Services Gmbh	Germany	100
Johnson Corporation (JoCo) Limited	England	100
Johnson Diagnosys Ltd.	Netherlands	100
Johnson-Fluiten S.r.l	Italy	50
Johnson Nederland B.V.	Netherlands	100
Johnson Norway AS	Norway	100
The Johnson Corporation Europe B.V.	Netherlands	100

Name	State or Jurisdiction of Incorporation	Percent of Ownership
Kadant Lamort	France	100
Kadant BC Lamort UK	England	100
Kadant Cyclotech AB	Sweden	100
Kadant Lamort AB	Sweden	100
Kadant Lamort GmbH	Germany	100
Kadant Lamort S.A.	Spain	100
Kadant Lamort S.r.l.	Italy	100
Kadant Johnson Argentina S.r.l. (1% owned by Kadant Johnson Export Corporation)	Argentina	100
Kadant Johnson China-TZ Holding Inc.	Michigan	100
Tengzhou Feixuan Rotary Joint Manufacturing Co., Ltd.	China	100
Kadant Johnson China-WX Holding Inc.	Michigan	100
Kadant Johnson (Wuxi) Technology Ltd.	China	100
Kadant Johnson Latin America Holding Inc.	Michigan	100
Kadant Johnson Latin America S.A.	Brazil	100
Kadant Johnson Southeast Asia Pty., Ltd.	Australia	90
Johnson Australia Pty., Ltd.	Australia	100
Johnson Corp. Asia Pacific Pty., Ltd.	Australia	100
Specialty Castings Inc.	Michigan	100
Kadant Web Systems Inc.	Massachusetts	100
Fiberprep Inc. (31.05% of which shares are owned directly by Kadant Lamort)	Delaware	100
Fiberprep Securities Corporation	Massachusetts	100